Exhibit 99.2

Matador Resources Company and Subsidiaries

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information is presented to illustrate the effect on the historical financial position and operating results of Matador Resources Company (the “Company”) of (a) the formation of San Mateo Midstream, LLC (“San Mateo Midstream”), a joint venture with FP MMP Holdings LLC, a subsidiary of Five Point Capital Partners LLC (“Five Point”), and the transactions contemplated by that certain Subscription and Contribution Agreement, dated as of February 17, 2017 (the “Contribution Agreement”), by and among Longwood Midstream Holdings, LLC, a wholly-owned subsidiary of the Company (“Longwood Holdings”), Five Point and San Mateo Midstream and (b) the Company’s acquisition on February 14, 2017 of the remaining non-controlling interest in Fulcrum Delaware Water Resources, LLC (“Fulcrum Delaware Water Resources”) not previously owned by the Company for approximately $2.6 million ((a) and (b), collectively, the “Transactions”). Pursuant to the terms of the Contribution Agreement, (i) Longwood Holdings made an initial capital contribution to San Mateo Midstream consisting of all of the outstanding equity interests in certain subsidiaries of the Company that hold the Company’s midstream assets in the Wolf and Rustler Breaks asset areas (the “Midstream Assets”) and cash in the amount of $5.1 million, in exchange for 51.0% of the membership interests in San Mateo Midstream and (ii) Five Point made an initial capital contribution to San Mateo Midstream of cash in the amount of $176.4 million, of which $171.5 million was immediately distributed to Longwood Holdings, partially as a reimbursement of capital expenditures by the Company and its subsidiaries with respect to the Midstream Assets, in exchange for 49.0% of the membership interests in San Mateo Midstream.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2016 is based on the historical financial statements of the Company as of September 30, 2016, after giving effect to the Transactions as if they had occurred on September 30, 2016. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 are based on the historical financial statements of the Company for such periods after giving effect to the Transactions as if they had occurred on January 1, 2016 or January 1, 2015, respectively.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the Transactions been consummated on the date or for the periods presented. The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable as of the date hereof. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial information also should be read in conjunction with the Company’s historical consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed on November 4, 2016.

Matador Resources Company and Subsidiaries

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	September 30, 2016
(In thousands, except par value and share data)	As Reported	Adjustment		Pro-Forma
ASSETS
Current assets
Cash	$20,566	$165,272	(1)	$185,838
Restricted cash	1,803	8,475	(2)	10,278
Accounts receivable
Oil and natural gas revenues	27,739	—		27,739
Joint interest billings	18,796	—		18,796
Other	5,657	—		5,657
Lease and well equipment inventory	3,182	—		3,182
Prepaid expenses	3,277	—		3,277

Total current assets	81,020	173,747		254,767
Property and equipment, at cost
Oil and natural gas properties, full-cost method
Evaluated	2,341,342	—		2,341,342
Unproved and unevaluated	445,421	—		445,421
Other property and equipment	141,420	—		141,420
Less accumulated depletion, depreciation and amortization	(1,832,478)	—		(1,832,478)

Net property and equipment	1,095,705	—		1,095,705
Other assets	968	—		968

Total assets	$1,177,693	$173,747		$1,351,440

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,534	$—		$4,534
Accrued liabilities	93,339	—		93,339
Royalties payable	21,717	—		21,717
Amounts due to affiliates	7,033	—		7,033
Derivative instruments	10,139	—		10,139
Advances from joint interest owners	3,847	—		3,847
Deferred gain on plant sale	6,440	—		6,440
Amounts due to joint ventures	4,050	—		4,050
Other current liabilities	530	—		530

Total current liabilities	151,629	—		151,629
Long-term liabilities
Borrowings under Credit Agreement	65,000	—		65,000
Senior unsecured notes payable	392,153	—		392,153
Asset retirement obligations	19,452	—		19,452
Amounts due to joint ventures	2,700	—		2,700
Derivative instruments	3,838	—		3,838
Deferred gain on plant sale	97,676	—		97,676
Other long-term liabilities	7,451	—		7,451

Total long-term liabilities	588,270	—		588,270
Shareholders’ equity
Common stock - $0.01 par value, 120,000,000 shares authorized; 93,580,969 shares issued and 93,464,898 shares outstanding	936	—		936
Additional paid-in capital	1,176,198	134,991	(3)	1,311,189
Accumulated deficit	(740,505)	—		(740,505)

Total Matador Resources Company shareholders’ equity	436,629	134,991		571,620
Non-controlling interest in subsidiaries	1,165	38,756	(4)	39,921

Total shareholders’ equity	437,794	173,747		611,541

Total liabilities and shareholders’ equity	$1,177,693	$173,747		$1,351,440

(1)	Represents $176.4 million of cash contributed by Five Point in connection with the formation of San Mateo Midstream less (i) approximately $2.6 million paid to acquire the non-controlling interest in Fulcrum Delaware Water Resources not previously owned by the Company and (ii) $10.0 million of cash restricted to operations of San Mateo Midstream. Also reflects $1.5 million released from restriction upon the purchase of the non-controlling interest in Fulcrum Delaware Water Resources not previously owned by the Company.
(2)	Represents $10.0 million in cash contributed to San Mateo Midstream less $1.5 million released from restriction upon the purchase of the non-controlling interest in Fulcrum Delaware Water Resources not previously owned by the Company.
(3)	Reflects the purchase of the non-controlling interest in Fulcrum Delaware Water Resources not previously owned by the Company and the amount received in connection with the formation of San Mateo Midstream.
(4)	Represents the adjustment required to reflect the purchase of the non-controlling interest in Fulcrum Delaware Water Resources not previously owned by the Company and Five Point’s 49% non-controlling interest in San Mateo Midstream.

Matador Resources Company and Subsidiaries

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)	Nine Months Ended September 30, 2016				Year Ended December 31, 2015
	As Reported	Adjustment		Pro-Forma	As Reported	Adjustment		Pro-Forma
Revenues
Oil and natural gas revenues	$196,341	$—		$196,341	$278,340	$—		$278,340
Third-party midstream services revenues	2,956	—		2,956	1,864	—		1,864
Realized gain on derivatives	10,413	—		10,413	77,094	—		77,094
Unrealized loss on derivatives	(30,261)	—		(30,261)	(39,265)	—		(39,265)

Total revenues	179,449	—		179,449	318,033	—		318,033
Expenses
Production taxes, transportation and processing	30,846	—		30,846	35,650	—		35,650
Lease operating	41,300	—		41,300	54,704	—		54,704
Plant and other midstream services operating	3,537	—		3,537	3,489	—		3,489
Depletion, depreciation and amortization	90,185	—		90,185	178,847	—		178,847
Accretion of asset retirement obligations	828	—		828	734	—		734
Full-cost ceiling impairment	158,633	—		158,633	801,166	—		801,166
General and administrative	39,506	—		39,506	50,105	—		50,105

Total expenses	364,835	—		364,835	1,124,695	—		1,124,695

Operating income (loss)	(185,386)	—		(185,386)	(806,662)			(806,662)
Other income (expense)
Net gain on asset sales and inventory impairment	3,140	—		3,140	908	—		908
Interest expense	(20,244)	—		(20,244)	(21,754)	—		(21,754)
Other (expense) income	(17)	—		(17)	616	—		616

Total other expense	(17,121)	—		(17,121)	(20,230)	—		(20,230)

Income (loss) before income taxes	(202,507)	—		(202,507)	(826,892)	—		(826,892)
Income tax (benefit) provision
Current	(1,141)	—		(1,141)	2,959	—		2,959
Deferred	—	—		—	(150,327)	—		(150,327)

Total income tax benefit	(1,141)	—		(1,141)	(147,368)	—		(147,368)

Net income (loss)	(201,366)	—		(201,366)	(679,524)	—		(679,524)
Net income attributable to non-controlling interest in subsidiaries	(209)	(2,290	) (1)	(2,499)	(261)	(1,388	) (1)	(1,649)

Net loss attributable to Matador Resources Company shareholders	$(201,575)	$(2,290	) (1)	$(203,865)	$(679,785)	$(1,388	) (1)	$(681,173)

Earnings (loss) per common share
Basic	$(2.24)	$(0.02)		$(2.26)	$(8.34)	$(0.01)		$(8.35)

Diluted	$(2.24)	$(0.02)		$(2.26)	$(8.34)	$(0.01)		$(8.35)

Weighted average common shares outstanding
Basic	90,016	—		90,016	81,537	—		81,537

Diluted	90,016	—		90,016	81,537	—		81,537

(1)	Represents Five Point’s interest in the net income of San Mateo Midstream during the periods.

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